================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               AZTAR CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:
                       Joe C. Cole
     -------------------------------------------------------------------------


     (4) Date Filed:
                       March 28, 2001
     -------------------------------------------------------------------------

Notes:

                          [LOGO OF AZTAR CORPORATION]
                      2390 East Camelback Road, Suite 400
                            Phoenix, Arizona 85016

                                March 28, 2001

Dear Fellow Shareholder:

   You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Aztar Corporation to be held on Thursday, May 10, 2001 at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, at 11:00 a.m. local time.

   The principal business of the Annual Meeting will be the election of two directors to serve individual terms and to approve the adoption of the 2000 Nonemployee Directors Stock Option Plan. As more fully described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR the election of the Board's nominees and FOR the adoption of the 2000 Nonemployee Directors Stock Option Plan. Each of these nominees is currently a director of Aztar and has provided dedicated service to the Company.

   Mr. Terence W. Thomas and Mr. Richard Snell are retiring as directors after 23 and 20 years, respectively, of distinguished service to your Company. We gratefully acknowledge their many contributions to Aztar over the years.

   Your vote is most important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. This will not prevent you from voting in person at the Annual Meeting or at any adjournment or postponement thereof, but will assure that your vote is counted if you are unable to attend.

   As in past years, members of the Company's management will review the performance and prospects of the Company at the Annual Meeting and will be available to answer your questions. Your Board of Directors and Management look forward to greeting personally all of you who are able to attend.

   On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,

                                          /s/ Paul E. Rubeli

                                          Paul E. Rubeli
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                          [LOGO OF AZTAR CORPORATION]
                      2390 East Camelback Road, Suite 400
                             Phoenix, Arizona 85016

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2001

To the Shareholders of Aztar Corporation:

   Notice is hereby given that the 2001 Annual Meeting of Shareholders (the "Meeting") of Aztar Corporation, a Delaware corporation ("Aztar") will be held at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, at 11:00 a.m. on Thursday, May 10, 2001, for the purpose of considering and voting upon the following proposals:

  1. To elect two Directors to serve until the 2004 Annual Meeting of Shareholders or until their retirement date or until their successors are elected and qualified;

  2. To approve the adoption of the 2000 Nonemployee Directors Stock Option Plan, as described herein; and

  3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

   NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

   Pursuant to Aztar's By-Laws, the Board of Directors has fixed Thursday, March 15, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only holders of Aztar's common stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof.

   Aztar's Board of Directors and Management cordially invite you to attend the Meeting. In addition, you are requested to sign and date the enclosed proxy card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                         By Order of the Board of Directors

                                         /s/ NELSON W. ARMSTRONG, JR.
                                         Nelson W. Armstrong, Jr.
                                         Secretary

Approximate date of mailing to shareholders:
March 28, 2001


                               I M P O R T A N T

----------------------------------------------------------------------------
 IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
----------------------------------------------------------------------------

                                PROXY STATEMENT
                                      OF
                               AZTAR CORPORATION

                      2390 East Camelback Road, Suite 400
                            Phoenix, Arizona 85016

                        ANNUAL MEETING OF SHAREHOLDERS

                                 May 10, 2001

                                    GENERAL

   This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of Aztar Corporation ("Aztar" or the "Company"), to be used at the 2001 Annual Meeting of Shareholders of Aztar and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona, on Thursday, May 10, 2001, at 11:00 a.m. This Proxy Statement, together with the accompanying Notice of Annual Meeting and Proxy Card, are being first mailed to shareholders on or about March 28, 2001.

                      VOTING AND REVOCABILITY OF PROXIES

   March 15, 2001, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. Only holders of shares of Aztar's common stock, par value $.01 per share ("Common Stock"), at the close of business on that date are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. As of March 15, 2001, there were 37,929,806 shares of Common Stock outstanding. Holders of Common Stock as of the close of business on the Record Date are entitled to one vote per share, subject to the provisions of the Company's Certificate of Incorporation.

   Proxies solicited by the Board of Directors of the Company that are properly executed and returned to the Company will be voted at the Meeting, and at any adjournments or postponements thereof, in accordance with the directions given thereon. Executed proxies on which no directions are indicated will be voted FOR Proposal 1 (the election of the Company's nominees as directors) and FOR Proposal 2 (the adoption of the 2000 Nonemployee Directors Stock Option Plan). If any other matters are properly brought before the Meeting, the proxies solicited by the Board of Directors will be voted on such matters as determined in accordance with the judgment of the persons named thereon. Other than the election of two directors to the Board of Directors and the approval of the 2000 Nonemployee Directors Stock Option Plan, the Board of Directors is not currently aware of any other matters to be brought before the Meeting.

   The presence in person or by proxy of the holders of record of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., where a broker does not have discretionary authority to vote the shares on a beneficial owner's behalf) will each be included in the determination of the number of shares present for quorum purposes. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. Assuming a quorum is present: (1) directors will be elected by a plurality of the votes cast at the Meeting; and (2) the 2000 Nonemployee Directors Stock Option Plan (the "2000 Plan") will be approved by the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

   A vote FOR the Board of Directors' nominees on the accompanying Proxy Card will give the proxies named therein discretionary authority to vote with respect to the election of any person recommended by the Board of Directors as a director where the nominee is unable or unavailable to serve (an event not now anticipated).

   Execution of a Proxy Card will not affect your right to attend the Meeting and to vote in person. A shareholder executing a proxy may revoke such proxy at any time before it is voted by (i) filing a written notice of revocation with the Secretary of the Company at the address provided above, (ii) filing a duly executed proxy bearing a later date or (iii) attending and voting in person at the Meeting. Attendance at the Meeting without voting thereat will not revoke a proxy previously executed and duly submitted by you.

   Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or in person at the Meeting. Shareholders are requested to vote by completing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope.

                     ELECTION OF DIRECTORS OF THE COMPANY

Nominees for Election as Directors

   Pursuant to the Company's Certificate of Incorporation, the Board of Directors consists of not less than five nor more than thirteen Directors and is divided among three classes of members holding three-year staggered terms, with each class as nearly equal in number as possible. Effective as of the date of the Meeting, the Board of Directors, pursuant to the Company's By-Laws, has fixed the number of Directors at six. Both Terence W. Thomas and Richard Snell are retiring from the Board of Directors effective as of the date of the Meeting. James L. Kunkel resigned from the Board of Directors on February 15, 2001. A class of two directors will be elected at the Meeting to serve until the 2004 Annual Meeting of Shareholders or until their retirement date or until their respective successors have been elected and qualified.

   Pursuant to the Company's Certificate of Incorporation, any increase or decrease in the number of directors on the Board of Directors must be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Therefore, Linda C. Faiss, by action of the Board of Directors, has been reclassified as a director whose term will expire at the 2003 Annual Meeting of Shareholders. The Company's Board of Directors has nominated the following two individuals to serve as directors:
Gordon M. Burns and Robert S. Rosow, both of whom are currently members of the Board. Each of the Board of Directors nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if for any reason any Board nominee should become unable or unavailable to serve as a director, the persons named in the enclosed proxy may vote with discretionary authority for a substitute. The enclosed proxy cannot be voted for a greater number of persons than two. The Board of Directors intends to vote all of the shares for which it is given proxies, to the extent permitted thereunder, FOR the election of the Board's nominees.

   The table below includes certain information as of March 1, 2001, regarding the two nominees of the Board of Directors and also regarding the other four Directors whose terms of office will continue after the Meeting.

 Name, Age, and        Principal Occupations (1996-Present) and    Year First
   Year Present              Certain Other Directorships            Became a
  Term Expires                      Presently Held                  Director
 --------------        ----------------------------------------    ----------
 Nominees
 Gordon M. Burns, 48 President of Katama Capital (investment          1998
  (2001)              firm) since 1998; formerly Senior Managing
                      Director, Union Bank of Switzerland.

 Robert S. Rosow, 81 Independent Certified Public Accountant          1969(/1/)
  (2001)              since 1953.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD'S NOMINEES FOR ELECTION AS DIRECTORS.

 Name, Age, and        Principal Occupations (1996-Present) and   Year First
   Year Present               Certain Other Directorships          Became a
  Term Expires                      Presently Held                 Director
 --------------        ----------------------------------------   ----------
 Other Directors
 John B. Bohle, 57     Senior Vice President and Partner of Ray      1992
  (2002)                & Berndtson since 1981 (executive
                        recruiting services).

 Linda C. Faiss, 58    Co-owner and President, Faiss Foley           1997
  (2003)(/2/)           Merica LLC (public relations and
                        government affairs) since 1998,
                        formerly Senior Vice President of Dunn
                        Reber Glenn Marz (advertising/public
                        relations agency).

 Robert M. Haddock, 56 Executive Vice President and Chief            1989
  (2003)                Financial Officer of the Company.

 Paul E. Rubeli, 57    Chairman, President and Chief Executive       1985(/1/)
  (2002)                Officer of the Company.

--------
(1) Aztar Corporation was incorporated in Delaware in June 1989 to operate the gaming business of Ramada Inc. ("Ramada") after the restructuring of Ramada (the "Restructuring"), which was completed on December 20, 1989. All members of the Board of Directors of Ramada as composed at the conclusion of the Restructuring, with one exception, became members of the Aztar Board of Directors at the incorporation of the Company. The terms of Directors set forth above include, for Messrs. Rosow and Rubeli, periods of service as Directors of Ramada.

(2) Reflects Ms. Faiss' re-classification from the Class of 2002 to the Class of 2003 which will be effective as of the date of the Meeting.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      HOLDERS AND DIRECTORS AND OFFICERS

5% Beneficial Owners

   Persons and groups owning in excess of 5 percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to applicable federal securities law. Based upon such reports, the table below sets forth certain information regarding beneficial owners of more than 5 percent of the Common Stock as of March 1, 2001. The Company knows of no other beneficial owner of more than 5 percent of its outstanding Common Stock.

                                     Shares of Common Stock Percent of
     Name of Beneficial Owner          Beneficially Owned     Class
     ------------------------        ---------------------- ----------
     Dimensional Fund Advisors Inc.        2,358,300            6.2
      1299 Ocean Ave. 11th Floor
      Santa Monica, CA 90401

     Franklin Resources, Inc.              2,487,300            6.5
      777 Mariners Island Boulevard
      San Mateo, CA 94404

     Gabelli Funds, Inc.                   5,642,167           14.8
      One Corporate Center
      Rye, NY 10580

Directors and Executive Officers

   The table below sets forth certain information regarding Directors' and executive officers' beneficial ownership of Common Stock as of March 1, 2001.

                                              Shares of Common Stock Percent of
   Directors                                   Beneficially Owned*     Class
   ---------                                  ---------------------- ----------
   John B. Bohle............................           22,000            **
   Gordon M. Burns..........................           11,000            **
   Linda C. Faiss...........................           17,000            **
   Robert M. Haddock........................          536,265           1.4
   Robert S. Rosow..........................           41,000            **
   Paul E. Rubeli...........................          852,677           2.2
   Richard Snell............................           60,932            **
   Terence W. Thomas........................           25,200            **

   Named Executive Officers
   ------------------------
   Nelson W. Armstrong, Jr..................           54,678            **
   Neil A. Ciarfalia........................           54,334            **
   Meridith P. Sipek........................            2,000            **

   All Directors and Executive Officers as a
    group (12 persons)......................        1,728,059           4.5

--------
* Including, for Mr. Rosow, 400 shares held in an estate of which Mr. Rosow is the independent executor and in which he disclaims any beneficial interest; for Messrs. Rosow, Snell and Thomas 18,000 shares each, for Mr. Bohle 22,000 shares, for Mr. Burns 11,000 shares, and for Mrs. Faiss 17,000 shares, which they may acquire by the exercise of stock options within 60 days; for Messrs. Haddock, Rubeli, Armstrong, Ciarfalia and Sipek, 498,335, 604,334, 31,001, 48,334 and -0- shares, respectively, which they may acquire by the exercise of stock options within 60 days; and for the Directors and executive officers as a group (12 persons), 1,312,838 shares, which they may acquire by the exercise of options within 60 days.

** Less than 1% of the outstanding shares of Common Stock.

                         THE BOARD AND ITS COMMITTEES

   The Board has standing Audit, Compensation and Stock Option, Executive, Finance and Nominating committees. The current membership of the committees is as follows, with the chairman of each committee listed first:

                      Compensation and
   Audit                Stock Option        Executive          Finance        Nominating
-------------------------------------------------------------------------------------------
  Robert S. Rosow     Gordon M. Burns   Paul E. Rubeli    Richard Snell     John B. Bohle
  Linda C. Faiss      Linda C. Faiss    Robert M. Haddock John B. Bohle     Gordon M. Burns
  Richard Snell       Robert S. Rosow   Richard Snell     Robert M. Haddock Paul E. Rubeli
  Terence W. Thomas   Terence W. Thomas


   The Audit Committee is responsible for reviewing the audit's scope, timing and fee arrangements with Aztar's independent public accountants; reviewing the audit findings and other financial data submitted by both the Company's internal auditors and its independent public accountants; and presenting such findings to the Board.

   The Compensation and Stock Option Committee's responsibilities include reviewing the executive compensation programs for Aztar's senior executive officers, including their salary and bonus arrangements, as well as administering the Company's Stock Option and Incentive Plans and the 1990 Nonemployee Directors Stock Option Plan.

   The Executive Committee may act for the full Board of Directors in situations in which the Board delegates such authority to the Executive Committee or in situations in which the Executive Committee finds that emergency circumstances justify expedited action.

   The Finance Committee's responsibilities include reviewing the various financial activities of the Company and presenting its findings to the Board.

   The Nominating Committee's duties are to nominate persons for election or re-election to the Board of Directors. The Nominating Committee may consider proposed nominees for Directors whose nominations are forwarded by shareholders to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

   During the calendar year 2000 the Board of Directors held five meetings. The Audit Committee held five meetings, the Compensation and Stock Option Committee held three meetings, the Finance Committee held one meeting, the Nominating Committee held one meeting, and there were no meetings of the Executive Committee. No Director attended less than 75 percent of the meetings of the Board and committees of which he/she was a member.

                            EXECUTIVE COMPENSATION

   The following table sets forth the annual compensation paid and accrued by the Company for services rendered during each fiscal year presented, for the chief executive officer and the next four most highly compensated executive officers of the Company (the "Named Executive Officers").

                          Summary Compensation Table

                                                      Long-Term
                                                     Compensation
                                                     ------------
                                 Annual Compensation    Awards
                                 ------------------- ------------
                                                      Securities
                                                      Underlying   All Other
    Name and Principal    Fiscal  Salary               Options    Compensation
         Position          Year     ($)    Bonus ($)    (#)(1)       ($)(2)
    ------------------    ------ ------------------- ------------ ------------
Paul E. Rubeli...........  2000    707,342   629,048   150,000       3,564
 Chairman of the Board,    1999    658,400   585,000   463,000       4,140
 President and Chief
  Executive Officer        1998    607,090   496,314   150,000       3,838

Robert M. Haddock........  2000    487,996   431,636   125,000       3,564
 Executive Vice President  1999    458,400   405,000   390,000       4,140
 and Chief Financial
  Officer                  1998    439,026   356,989   125,000       3,838

Nelson W. Armstrong,
 Jr. ....................  2000    185,308    80,148    20,000       3,551
 Vice President,           1999    176,747    76,296    53,000       4,140
 Administration and
  Secretary                1998    168,720    66,950    20,000       3,838

Neil A. Ciarfalia........  2000    169,100    72,855    20,000       3,538
 Treasurer                 1999    161,325    69,356    20,000       4,140
                           1998    153,748    60,744    10,000       3,838

Meridith P. Sipek........  2000    169,100    72,855    20,000       3,555
 Controller                1999    161,325    69,356    20,000       4,140
                           1998    153,810    60,770    15,000       3,838

--------
(1) Grants of nonqualified stock options under the Aztar Corporation 1999 Employee Stock Option and Incentive Plan (the "1999 Plan") and the Aztar Corporation 1989 Stock Option and Incentive Plan (the "1989 Plan").

(2) Commencing July 1, 1997, the Company initiated a limited matching contribution to its defined contribution savings plan based on eligible compensation from July 1, 1997. The Named Executive Officers participate in the plan. The amounts credited to the Named Executive Officers' accounts in 2000 were $3,400 for Mr. Rubeli; $3,400 for Mr. Haddock; $3,400 for Mr. Armstrong; $3,400 for Mr. Ciarfalia; and $3,400 for Mr. Sipek. The Named Executive Officers are one hundred percent vested in the plan. Under the provisions of the Aztar Employee Stock Ownership Plan (the "Aztar ESOP"), shares of Aztar's Series B ESOP Convertible Preferred Stock that were purchased by the Aztar ESOP with the proceeds of a loan were allocated to participating employees' accounts on a pro rata basis on relative compensation with some limitations. In addition, as long as the loan was outstanding, cash dividends on the Preferred Stock were to be utilized for loan repayments. The value of the cash dividends on the Preferred Stock held in a participant's account that were used for loan repayments was replaced by Preferred Stock of an equal value. The value of the Preferred Stock is the greater of the latest appraised value of the Preferred Stock, the value of the conversion of the Preferred Stock into Common Stock at 10.5764 shares of Common Stock for each share of Preferred Stock, or the liquidation preference of $100.00 for each share of Preferred Stock plus accrued and unpaid dividends. The latest appraised value of the Preferred Stock is $186.00 per share. Participant accounts are generally payable only on termination of employment or on retirement. During 1999, the loan was paid in full and the remaining Preferred Shares were allocated to the participants' accounts. Beginning in 2000, the cash dividends paid were included in the participants' accounts and the only Preferred Shares allocated to participants' accounts were the unvested forfeited shares from those participants' accounts who left the plan. The following shares of Preferred Stock and the approximate value that were credited to the Named Executive Officers' accounts in 2000 were approximately 0.5 shares

   ($84.00) for Mr. Rubeli; 0.5 shares ($84.00) for Mr. Haddock; 0.5 shares ($84.00) for Mr. Armstrong; 0.5 shares ($84.00) for Mr. Ciarfalia; and 0.5 shares ($84.00) for Mr. Sipek. In addition, at the end of the 2000 plan year, as a result of certain cash amounts being held in the Trust (mainly as a result of forfeited dividends and returned distributions to unlocatable participants) a special cash allocation was made to all eligible plan participants. The amount of the cash allocation to each of the Named Executive Officers' accounts was $80.00, $80.00, $67.00, $54.00, and $71.00 for Messrs. Rubeli, Haddock, Armstrong, Ciarfalia and Sipek, respectively. Subject to compensation limits and plan eligibility, Preferred Shares were allocated to the Named Executive Officers' accounts in 1999 and 1998.


                Stock Options Granted in Last Fiscal Year Table

   The following table reflects certain information regarding nonqualified stock options granted in the last fiscal year to the Named Executive Officers.

                                           Individual Grants
                         ------------------------------------------------------
                                        Percent of
                                          Total
                           Number of     Options                         Grant
                           Securities   Granted to Exercise              Date
                           Underlying   Employees   or Base             Present
                            Options     in Fiscal    Price   Expiration  Value
          Name           Granted (#)(1)    Year    ($/sh)(2)    Date    ($)(3)
          ----           -------------- ---------- --------- ---------- -------
Paul E. Rubeli..........    150,000        24.4     11.6875   5/10/10   875,025

Robert M. Haddock.......    125,000        20.3     11.6875   5/10/10   729,188

Nelson W. Armstrong,
 Jr. ...................     20,000         3.3     11.6875   5/10/10   116,670

Neil A. Ciarfalia.......     20,000         3.3     11.6875   5/10/10   116,670

Meridith P. Sipek.......     20,000         3.3     11.6875   5/10/10   116,670

--------
(1) All options were granted under the 1999 Plan. Options vest over a three-year period, and vesting accelerates under the change of control provisions of the 1999 Plan.

(2) Exercise price equals the fair market value of the Common Stock on the date of grant.

(3) The value has been calculated using the Black-Scholes stock option valuation methodology. The model assumed a stock price volatility factor of .47, a risk-free interest rate of 6.75% and no dividends. The options have an exercise period of ten years; however, the estimated effective option life for each person is five years from the date of the grant.

 Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value Table

   The following table sets forth for the Named Executive Officers the aggregate number of option exercises and the value realized on such options exercised, based on the difference between the fair market value of a share of Common Stock at the exercise date less the applicable exercise price and the aggregate number of exercisable and unexercisable options held at fiscal year-end and the value of such options based on the market value of a share of Common Stock at fiscal year-end less the applicable exercise price.

                                                           Number of
                                                     Securities Underlying     Value of Unexercised
                                                   Unexercised Options/SARs  In-the-Money Options/SARs
                           Shares                        at FY-End (#)             at FY-End ($)
                         Acquired on     Value     ------------------------- -------------------------
          Name           Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           -----------  ------------ ------------------------- -------------------------
Paul E. Rubeli..........   85,110       305,545         604,334/508,666         3,607,294/1,667,706
Robert M. Haddock.......   85,110       305,545         498,335/426,665         2,957,508/1,398,430
Nelson W. Armstrong,
 Jr.....................   40,000       345,000           31,001/61,999             141,464/204,161
Neil A. Ciarfalia.......      -0-           -0-           48,334/36,666             227,192/118,121
Meridith P. Sipek.......   51,667       450,732              -0-/38,333                 -0-/126,769

Supplemental Retirement Plans

   In connection with the Restructuring, the Company assumed certain of the obligations of Ramada for a deferred compensation program designed to provide supplementary retirement benefits to certain executive officers and to certain key employees. Certain of the executive officers of the Company participated in the deferred compensation program. The maximum available benefit (payable over 15 years commencing with the participant's retirement at or after age 65) is 15% of his expected salary at age 65 (determined by assuming annual increases in salary at the time of electing to participate at the compounded rate of 6%). As a result of the Restructuring completed in 1989, participants are fully vested in their accrued benefits. The annual benefits payable upon retirement at age 65 are $124,504 for Mr. Rubeli; $85,944 for Mr. Haddock; $42,069 for Mr. Armstrong; and $40,944 for Mr. Sipek.

   The Company has a Nonqualified Retirement Plan for Senior Executives to supplement the retirement income for certain executives selected at the discretion of the Board of Directors. The non-funded plan provides that such an executive upon retirement at age 65 will receive annually 50% of the average of the last five full years of compensation from the Company less any amounts received under an Aztar tax-qualified defined benefit plan and primary Social Security. Messrs. Rubeli and Haddock are participants in the plan and the estimated annual benefits payable upon retirement at age 65 based on actuarial assumptions are $668,045 for Mr. Rubeli and $469,592 for Mr. Haddock.

Compensation of Directors

   Directors who are not full-time employees of the Company are each paid $30,000 per year and are reimbursed for any expenses incurred in attending Directors' meetings. In addition, each such nonemployee Director receives a fee of $1,000 for attending each Directors' meeting and $750 for attending each committee meeting; committee chairpersons receive an additional $500 for each committee meeting attended.

   In addition, under the now expired 1990 Nonemployee Directors Stock Option Plan, nonemployee Directors were granted an option to purchase 5,000 shares of Common Stock when first appointed to the Board and were entitled to receive annually on the day after the Annual Meeting of Shareholders options to purchase 3,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on such dates. Assuming the 2000 Nonemployee Directors Stock Option Plan is approved by the Shareholders at the Company's Annual Meeting to be held on May 10, 2001, similar stock option grants will be made in future periods.

   In connection with the Restructuring, the Company has assumed the obligations of Ramada for a deferred compensation plan for those Directors who were not employed by the Company. Under the Directors' Deferred Compensation Program (the "Directors' Program"), a monthly benefit will be paid for a period of 10 years beginning at the later of age 70 or the cessation of the directorship. Benefits vest fractionally each month during the first five years of participation; however, Directors who were age 65 upon entering the Directors' Program, or who would reach age 65 during the vesting period, would be fully vested at that time. Normal benefits payable are based on the amount of the initial deferral and the number of years of participation from entry into the Directors' Program until age 70. All of the nonemployee Directors of Ramada participated in the Directors' Program. As a result of the Restructuring, participants are fully vested in their accrued benefits. Participants were given a one-time irrevocable election to receive a lump sum cash payment of the present value of their benefits in lieu of the 120 monthly installments currently provided in the agreements. The annual benefits payable, upon cessation of the directorship, for those Directors who elected not to receive the cash payment are: $11,424 for Mr. Rosow.

Severance Agreements

   In connection with the Restructuring, the Company has assumed the obligations of Ramada under the severance agreements (the "Severance Agreements") with Messrs. Rubeli, Haddock, Armstrong and Sipek and certain other key employees. The Severance Agreements set forth the terms and conditions of each such executive's termination of employment with the Company following a "change in control". Subsequently, the Severance Agreements were rewritten as Aztar Agreements, and Mr. Ciarfalia received a similar "change in control" agreement. The Severance Agreements provide for the payment of severance benefits to the executive officer if his employment is terminated either by the Company without "cause" (as defined) or by the executive with "good reason" (as defined), which includes the assignment to the executive of duties inconsistent with his prior status or a reduction in his base salary or benefits. Upon such termination with respect to any of the executives, the benefits described below would become payable to such executives.

   In the case of Messrs. Rubeli and Haddock, severance benefits consist of a lump-sum cash payment, payable within 13 days after termination of employment, equal to three times the sum of the executive's annual base salary plus the average bonuses awarded to him in the three years preceding termination of employment, cash-out of outstanding options and vesting and distribution of any restricted stock. The other executive officers would receive twice their annual base salary plus average bonus, plus the other described benefits. The Company would also maintain employee insurance benefits plans in effect for the executives' continued benefit, or provide substantially equivalent benefits, for two years. Except in the case of the severance benefits of Messrs. Rubeli and Haddock, the amount of the severance benefits is limited to the amount that would be deductible by the Company under the federal tax laws. Based upon current salary levels, the appropriate lump-sum cash payment that would be payable under the Severance Agreements to Messrs. Rubeli, Haddock, Armstrong, Ciarfalia and Sipek if their employment is terminated, excluding any payment relating to stock options or restricted stock, would be $3,910,563 for Mr. Rubeli; $2,703,825 for Mr. Haddock; $539,530 for Mr. Armstrong; $491,704 for Mr. Ciarfalia, and $491,720 for Mr. Sipek.

Compensation Committee Interlocks and Insider Participation

   During the fiscal year ended 2000, the Compensation and Stock Option Committee (the "Compensation Committee") was comprised of Mrs. Faiss and Messrs. Burns, Rosow and Thomas. Mr. Edward M. Carson was a member (Chairman) of the Compensation Committee and a member of the Board of Directors up to May 2000.

Compensation Committee Report

   During the Company's last fiscal year the Compensation Committee held three meetings. The functions performed by the Compensation Committee include reviewing the executive compensation programs for the senior executive officers, including their salary and bonus arrangements, as well as administering the Company's Stock Option and Incentive Plans and the 1990 Nonemployee Directors Stock Option Plan.

   Upon the commencement of operations of Aztar, the Compensation Committee, in conjunction with outside consultants, studied various executive compensation practices of companies of a similar size and of companies in the same industry. The Compensation Committee concluded that an appropriate compensation package for the chief executive officer and the senior management group should be comprised of a base salary, an annual incentive bonus based on the Company's financial performance, and equity-related incentives. The Compensation Committee believed that such a package would compensate executives in a manner that rewarded both current performance and long-term performance and would provide the executive with a financial interest in the success of the Company similar to the interests of the Company's Shareholders.

   The bonus plans are based on the degree to which the Company meets certain goals set by the Compensation Committee based on the annual profitability of the Company defined as earnings before interest, taxes, depreciation, amortization and rent. Bonuses may not exceed stated maximum percentages of base salaries (up to 90% for the chief executive officer). The Compensation Committee in its discretion may award up to the maximum bonus available to a specific officer(s) under the plan, based on subjective factors such as outstanding performance by an officer in his specific area of responsibility. Bonuses, if earned, are payable as soon as practicable after each fiscal year-end.

   The executive compensation policies and procedures that were established upon the commencement of operations of the Company have remained constant. The Compensation Committee may periodically engage outside consultants to provide updated information on compensation practices in general as well as in the industry.

   Based on the Company's 2000 earnings, as compared to the pre-established targets, certain levels of earnings were achieved and the bonuses were accrued as earned under the 2000 bonus plan year.

   As a result of the chief executive officer's bonus for the 1998, 1999 and 2000 bonus plan years (paid in 1999, 2000 and 2001), his 1999, 2000 and 2001 compensation will exceed the limits on deductibility set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to review this issue.

   As a result of the 1990 Nonemployee Directors Stock Option Plan expiring in July 2000, and therefore no stock options being available for future grants, the Committee directed management to prepare a new Nonemployee Directors Stock Option Plan (the "2000 Plan") for Board of Directors' approval (December 7,
2000) and subsequent inclusion in the 2001 Proxy Statement for shareholder approval.

                                          By Compensation and Stock Option
                                           Committee

                                          Gordon M. Burns
                                          Linda C. Faiss
                                          Robert S. Rosow
                                          Terence W. Thomas

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Company's independent public accounting firm is PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be available to respond to appropriate questions from the Company's Shareholders. The representatives will have an opportunity to make a statement at the Meeting if they desire to do so.

Audit Fees

   The Company was billed $542,348 for audit fees during the fiscal year 2000. Audit fees include fees for the audit of the Company's annual consolidated financial statements, the fees associated with the audits of the separate annual financial statements of the Company's five operating units as required by regulatory authorities and the fees for quarterly reviews of the consolidated results and the results of the five separate operating units.

Financial Information Systems Design and Implementation Fees

   The Company was not billed for any professional services related to financial information systems design and implementation.

All Other Fees

   The Company was billed $406,611 for additional professional services rendered during the fiscal year 2000. The most significant fee included in all other fees is for administrative and record-keeping costs and expenses for the Aztar Corporation Employees Profit Sharing Savings Plan and Trust and the Aztar Corporation Employee Stock Ownership Plan, for which
PricewaterhouseCoopers LLP was the record-keeper.

   The Audit Committee of the Board of Directors has considered that the provision of services covered under all other fees is compatible with maintaining PricewaterhouseCoopers LLP's independence.

                                AUDIT COMMITTEE

   The Board of Directors has adopted a written charter for the Audit Committee (refer to Exhibit A--Aztar Corporation--Audit Committee Charter). The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") and per the NYSE listing standards, the Board of Directors has determined that all of the members of the Audit Committee are independent.

Audit Committee Report

   In performing its responsibilities, the Audit Committee has: reviewed and discussed the audited financial statements with management; discussed with PricewaterhouseCoopers ("PWC") (the independent auditors) the matters required to be discussed by SAS 61; received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 and discussed with PWC its independence; and based on such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year (such fiscal year ending 12/28/00) for filing with the Commission.

                                          By Audit Committee

                                          Robert S. Rosow
                                          Linda C. Faiss
                                          Richard Snell
                                          Terence W. Thomas

                                APPROVAL OF THE
                          2000 NONEMPLOYEE DIRECTORS
                               STOCK OPTION PLAN

Background

   At the Meeting, the shareholders will be asked to approve the 2000 Nonemployee Directors Stock Option Plan (the "2000 Plan") which was adopted by the Company's Board of Directors in December 2000. A summary of the terms of the 2000 Plan appears below, and a copy of the 2000 Plan is attached as Exhibit B to this Proxy Statement.

   The 1990 Nonemployee Directors Stock Option Plan adopted in 1991 expired in July 2000. The Board approved the 2000 Plan because it firmly believes that it is in the Company's best interests that its nonemployee directors own equity in the Company. The Board believes that ownership of Common Stock by the nonemployee directors serves to more closely align the interests of the nonemployee directors with those of the shareholders in having the Company prosper and the Common Stock value increase. It is anticipated that the shares of Common Stock underlying the 2000 Plan will be registered under the Securities Act upon the 2000 Plan being approved by the shareholders.

   THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 2000 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF SUCH PLAN.

Summary of the 2000 Plan

   The 2000 Plan will reserve for the grant of nonqualified stock options to nonemployee directors 250,000 shares of Common Stock (which may be authorized and unissued shares, treasury shares or a combination thereof) during the period commencing with shareholder approval of the 2000 Plan and ending on the tenth anniversary from December 7, 2000. All grants or awards under the 2000 Plan will be made in consideration of services rendered or to be rendered by the recipients thereof. The 2000 Plan provides for adjustments to reflect any future stock dividends, stock splits or other relevant capitalization changes. Shares of Common Stock which are attributable to options that expire or are otherwise terminated without being exercised will be available for issuance in connection with future grants or awards under the 2000 Plan.

Eligibility

   All of the Directors who are not employees of the Company or its subsidiaries are eligible to participate in the 2000 Plan. As of this writing, the Company expects that there will be four nonemployee directors as of May 10, 2001.

Options

   Options to be granted under the 2000 Plan will be nonqualified. Options will be fully exercisable and vested on the day of the grant. No option can be granted with an exercise price of less than 100% of fair market value of the underlying Common Stock at the time the option is granted. Options have a term of ten years from the date of the grant. If, and to the extent determined by the Committee which administers the 2000 Plan in granting any option, upon exercise of such option, the option price and any withholding tax required by law may be paid in cash, in shares of Common Stock (valued at their fair market value on the date of exercise) or by a combination of cash and such shares. The number of shares subject to options to be granted to the non-employee directors is automatic and nondiscretionary and determined by a formula. An option to purchase 5,000 shares will be granted at the time the non-employee director is first appointed to the Board of Directors and an option to purchase 3,000 shares will be granted on the first business day following each subsequent Annual Stockholders Meeting of the Company occurring during the term of the 2000 Plan. As of March 1, 2001, the market value of the securities underlying the options was $2,997,500 (250,000 shares times $11.99 per share).

Termination as Director

   In the event that a Director's service terminates for any reason (other than by death or for cause), all options of such Director that are exercisable at the time of such termination will terminate eighteen (18) months after the date of such termination of service unless earlier terminated in accordance with their terms; provided, however, that if service as a Director is terminated for cause, all options will terminate immediately. During such eighteen (18) months period options may be exercised by the Director or by a person who acquired the right to exercise such option by reason of the death or disability of the Director.

Termination and Amendment

   The Aztar Board may amend, suspend or terminate the 2000 Plan at any time but no such action may adversely affect the rights of optionees under any option previously granted and no amendment may increase the total number of shares which may be issued under the 2000 Plan.

                      Certain Federal Income Tax Effects

   The following discussion is for general information only and is based on the current Federal income tax law, which is subject to change, with possible retroactive effect. This summary does not discuss all aspects of Federal income taxation which may be important to particular holders of the Common Stock in light of their individual investment circumstances or to certain types of holders subject to special tax rules, nor does it address specific state, local or foreign tax consequences. This summary assumes that the Common Stock acquired upon exercise of an option will be held as a "capital asset" (generally property held for investment) under the Federal income tax law.

Nonqualified Stock Options

   A participant will generally not be subject to Federal income tax upon the grant of a nonqualified stock option (a "NSO"). Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount as the participant recognizes ordinary income.

   A participant will recognize a capital gain or capital loss upon a sale or exchange of stock acquired upon exercise of an NSO in an amount equal to the difference between the fair market value of such stock on the date it was acquired and the amount realized in the sale or exchange. Such gain or loss will be long-term if the stock has been held for more than one year.

Exercise with Shares

   According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of stock already owned by the participant will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be subject to tax according to the rules described above for NSO's. With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and
(iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) a participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt,
(b) the basis of such additional shares will be equal to the amount of income recognized and the option price, and (c) the holding period for such additional shares will commence on the date of receipt.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return from December 28, 1995 to December 28, 2000, of the Company, the Russell 2000 Index, and the Dow Jones Casino Index ("DJCI"). Due to the discontinuance of the Chicago Board Options Exchange Gaming Index ("GAX"), GAX figures only appear below through December 30, 1999. The DJCI, a peer group index which tracks the performance of a number of companies in the casino industry, will replace the GAX in future performance graphs. During the year 2000, Dow Jones reconstituted the participants in the DJCI, and Aztar Corporation is now a participant in the DJCI. The Company is also a current participant in the Russell 2000 Index and was a participant in the GAX Index until its recent discontinuance. The graph assumes an investment of $100 on December 28, 1995 in each of the Common Stock, the stocks comprising the Russell 2000 Index, the DJCI and the GAX, respectively.

                        PERFORMANCE GRAPH APPEARS HERE

                                         RUSSELL
                               AZR        2000      DJCI    GAX
                             -------    --------   ------  ------
FYE 12/28/95                  100.00      100.00   100.00  100.00
FYE   1/2/97                   93.55      114.32   106.16  102.96
FYE   1/1/98                   82.26      139.18    97.44  103.04
FYE 12/31/98                   65.32      134.39    68.25   77.04
FYE 12/30/99                  139.52      158.15   106.72  116.64
FYE 12/28/00                  166.94      157.34   116.84

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

   The cost of this solicitation will be borne by the Company. The solicitation of proxies will be made primarily by mail. Regular employees of the Company may solicit proxies by telephone or telegraph or in person. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals. The Company may reimburse persons holding shares in their names or those of their nominees for their expenses in sending proxies and proxy materials to principals. In addition, the Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies at an estimated cost of $6,500.

   With respect to the delivery of documents to security holders sharing an address, the Company has not solicited security holders for authorization to deliver only one set of the proxy statement and related documents to multiple security holders sharing one address, and therefore has not begun delivering single sets of documents to security holders sharing an address. The Company is beginning that solicitation process with this mailing.

   Unless otherwise required by law or the Company's Certificate of Incorporation or By-Laws, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of any matter other than the election of Directors which properly comes before the Meeting or any adjournments or postponements thereof. Under applicable Delaware law, in determining whether any such other matter has received the affirmative vote of the requisite number of shares of Common Stock, (i) abstentions will be counted and will have the same effect as a vote against such other matter,
(ii) to the extent a broker does not exercise its discretionary authority provided by the applicable stock exchange rules with respect to such matter, such inaction will have the same effect as a vote against such other matter, and (iii) to the extent that applicable stock exchange rules do not provide the broker with discretionary authority with respect to such matter, broker non-votes will be excluded.

   As previously disclosed, the Company's By-Laws require Shareholders who intend to nominate directors or propose new business at any Annual Meeting to provide advance notice of such intended action as well as certain additional information. This By-Law provision requires Shareholders to provide the Company with notice of their intent to nominate directors or to propose new business at an Annual Meeting not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if the Annual Meeting is not held within 30 days of the date of the immediately preceding Annual Meeting, then Shareholders must provide advance notice to the Company within 10 days after notice or prior public disclosure of the Annual Meeting is given or made to Shareholders.

   The Company's 2000 Annual Meeting was held on May 11, 2000, and the 2001 Annual Meeting is scheduled to be held on May 10, 2001, which is within 30 days of the anniversary date of the 2000 Annual Meeting. Accordingly, assuming the 2001 Annual Meeting is held as scheduled, notice of a proposed director nomination or new business to be brought before the 2001 Annual Meeting must have been received in proper form on or after February 11, 2001, and on or prior to March 12, 2001. In addition, assuming the 2001 Annual Meeting is held as scheduled and the 2002 Annual Meeting of Shareholders is held within 30 days of May 10, 2002, notice of a proposed director nomination or new business to be brought before the 2002 Annual Meeting must be received in proper form on or after February 9, 2002, and on or prior to March 11, 2002.

   In accordance with federal securities laws, proposals to be submitted by Shareholders for consideration at the Company's next Annual Meeting and inclusion in the Company's 2002 Proxy Statement must be received by the Company at its executive offices in Phoenix, Arizona, not later than November 29, 2001.

                                   EXHIBIT A

                               AZTAR CORPORATION

                            AUDIT COMMITTEE CHARTER

Organization

   There shall be a committee established by the board of directors to be known as the audit committee. The audit committee shall be composed of three or more directors who are independent of the management of the company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. In addition, committee members must meet the New York Stock Exchange's rules for independence and all committee members must be financially literate and at least one member of the committee will have accounting or related financial management experience, as interpreted by the board.

Statement of Policy

   The audit committee shall meet at least three times per year and provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

Duties and Responsibilities

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the audit committee will:

  1. Recommend to the board of directors the selection of the independent auditors and approve the compensation of the independent auditors.

  2. Assess the "independence" of the independent auditors, at least annually.

  3. Meet with the independent auditors and the company's financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  4. Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  5. Inquire of management, the head of audit services, and the independent auditors about the significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

  6. Review the company's insurance program annually.

  7. Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors. Review and concur in the appointment, replacement or dismissal of the corporate executive who is responsible for the internal audit function, with respect to the internal audit function.

  8. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed. Recommend to the board of directors that the audited financial statements be included in the company's annual report on Form 10-K.

  9. Inquire, prior to the filing of the Form 10-Q, of the independent accountant as to any matters of the types described in SAS No. 61 that were identified in connection with the interim review. The chairman of the committee or his designee may represent the entire committee for purposes of this review.

  10. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  11. The board of directors shall receive a written or oral report of all audit committee meetings.

  12. Review and update the committee's charter annually.

General

   While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is not the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                   EXHIBIT B

                               AZTAR CORPORATION
                 2000 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

                                   ARTICLE I

                      PLAN ADMINISTRATION AND ELIGIBILITY

1.1 Purpose

   The purpose of the Aztar Corporation 2000 Nonemployee Directors Stock Option Plan (the "Plan") is to assist Aztar Corporation (the "Company") in attracting and retaining capable outside directors (the "Directors") and to provide them with an incentive to contribute to the long-term growth of the Company by encouraging ownership in the Company. All options granted hereunder shall be nonstatutory stock options.

1.2 Administration

   The Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan. All interpretations of the Plan and stock option awards by the Committee shall be final and binding upon all persons having an interest in the Plan.

   The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

   No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

1.3 Eligibility

   Directors who are not employees of the Company or any of its subsidiaries ("Participants") shall be eligible to participate in the Plan. All options shall be automatically granted in accordance with the terms set forth in
Section 2.1 below.

1.4 Stock Subject to the Plan

     (a) The maximum number of shares reserved for the grant of options under the Plan shall be 250,000 shares of common stock of the Company, par value of $0.01 per share ("Common Stock").

     (b) If any outstanding award under the Plan for any reason expires or is terminated or cancelled without having been exercised or otherwise realized in full, the shares of Common Stock allocable to the unexercised, expired, terminated or cancelled portion of such award shall (unless the Plan shall have been terminated) be restored to the total number of shares of Common Stock available for grant pursuant to the Plan.

     (c) Upon the exercise of a stock option awarded under the Plan, the Company may distribute authorized but unissued shares of Common Stock, treasury shares of Common Stock or shares of Common Stock reacquired by the Company.

                                  ARTICLE II

                                    OPTIONS

2.1 Stock Option Awards

   Subject to the provisions of Section 3.7 below:

   (1) All grants of options hereunder shall be automatic and nondiscretionary. No person shall have any discretion to select which nonemployee Director shall be granted options or to determine the number of shares of stock to be covered by options.

   (2) On the date that any nonemployee Director is first appointed to the Board after the Effective Date, he or she shall be granted an option to purchase 5,000 shares of Common Stock.

   (3) On the first business day following each annual stockholders meeting of the Company occurring during the term of this Plan, each nonemployee director shall be granted an option to purchase 3,000 shares of Common Stock.

2.2 Terms and Conditions of Stock Option Awards

   (1) Written Agreement. Each option granted shall be evidenced by a written agreement (the "Option Agreement") delivered to the Participant in such form as the Committee shall prescribe.

   (2) Option Price; Exercisability. The option price per share of Common Stock purchasable under any option granted hereunder shall be equal to the Fair Market Value of a share of Common Stock on the date of grant. Each option shall be fully vested and exercisable in its entirety immediately upon grant. Unless otherwise sooner terminated in accordance with the provisions of this Plan, an option shall remain exercisable until a date that shall be ten years from the date of grant. A Participant may exercise an option by payment in full in cash or in shares of Common Stock having a Fair Market Value equal to the option price, or in a combination of cash and such shares. "Fair Market Value" of Common Stock on any given day means (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as shall be determined by a nationally recognized appraisal firm or investment bank.

   (3) Effect of Certain Changes

     (1) If there is any change in the shares of Common Stock through the declaration of extraordinary dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for options, the number of such shares covered by outstanding options, and the price per share of options shall be proportionately adjusted to reflect such change in the issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

     (2) In the event of the proposed dissolution or liquidation of the Company, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Company with another company, or other similar transactions, the Participant shall have the right to exercise an option (at its then option price) for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock subject to such award for which such award might have been exercised or realized immediately prior to such dissolution, liquidation or corporate separation or division, or merger or consolidation.

     (4) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     (5) Except as hereinbefore expressly provided in this Section 2.2, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

                                  ARTICLE III

                              GENERAL PROVISIONS

3.1 Authority

   Appropriate officers of the Company designated by the Committee are authorized to execute stock option agreements, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.

3.2 Rights of Directors

   The Plan shall not be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders or to retain any Director at any particular rate of compensation. The Company shall not be obligated to issue shares of Common Stock pursuant to the exercise of a stock option awarded under the Plan if such issuance would constitute a violation of any applicable law.

3.3 Termination as Director

   In the event that a Participant's service as a director shall terminate for any reason, including disability or retirement (but other than by reason of death or for cause), all options of such Participant that are exercisable at the time of such termination shall terminate, unless earlier terminated in accordance with their terms, on the date that is eighteen (18) months after the date of such termination of service; provided, however, that if service as a director shall terminate for cause, all options theretofore granted to such Participant shall, to the extent not theretofore exercised, terminate forthwith. During such eighteen (18) month period options may be exercised by the Participant or by a person who acquired the right to exercise such option by reason of the disability of the Participant.

   In the event of the death of a Participant, all options theretofore granted to such Participant (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Participant's estate or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of the Participant, at any time within eighteen (18) months after the date of death of the Participant.

3.4 Amendment, Suspension and Discontinuance of the Plan

   The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities and Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. Except that any such increase or modification that may result from adjustments authorized by Section 2.2 hereof shall not require such approval. Except as provided in Section 2.2 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Participant is obtained.

3.5 Governing Law

   This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

3.6 Nontransferability of Options

   Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and options may be exercised or otherwise realized, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

3.7  Effective Date and Duration of the Plan

   This Plan shall be effective December 7, 2000 (the "Effective Date"), but the Plan and the grant of options hereunder shall be subject to the approval of the Plan by the stockholders of the Company at the next annual stockholders meeting. The Plan shall terminate on the last day of a period commencing on the Effective Date and ending ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Company (if applicable), whichever is earlier; provided that options granted prior to the termination of the Plan may be exercised following such termination in accordance with their terms.

                               AZTAR CORPORATION

PROXY
                        ANNUAL MEETING OF SHAREHOLDERS

                                 May 10, 2001

          This Proxy is solicited on behalf of the Board of Directors

  The undersigned hereby appoints Robert M. Haddock and Nelson W. Armstrong, Jr., and each of them, with full power of substitution, attorneys and proxies, to represent and to vote all shares of Common Stock, par value $.01 per share ("Aztar Common Stock"), of Aztar Corporation ("Aztar") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 10, 2001, at 11:00 a.m., local time, at The Ritz Carlton Hotel, 2401 East Camelback Road, Phoenix, Arizona (the "Meeting") and at any adjournments or postponements thereof, as directed on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the Meeting.

   THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
                                                     ---

            IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED, YOU WILL BE DEEMED TO HAVE VOTED FOR PROPOSALS 1 AND 2.
                                             ---

        This proxy will be voted as directed on the reverse side. If no specifications are made, your shares will be voted FOR Proposal 1--all nominees for director named above and FOR Proposal 2--approval of the Aztar Corporation 2000 Nonemployee Director Stock Option Plan. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the named proxies, or any substitute or substitutes, who shall be present and act at the Meeting (or if only one shall be present and act, then that one) shall have all the powers of the named proxies hereunder.

                         (Please sign on reverse side)

                             FOLD AND DETACH HERE

                          [LOGO OF AZTAR CORPORATION]

                                             Please mark
                                             your votes   [X]
                                            as indicated
                                           in this example


       THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSAL 1.
                                                         ---
       THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSAL 2.


                                               FOR         WITHHOLD AUTHORITY
                                          all nominees        to vote for
                                          listed below     all nominees below
1. The election as directors of               [_]                 [_]                        IF RETURNED CARDS ARE SIGNED AND
   nominees listed below (except as                                                          DATED BUT NOT MARKED, THE UNDERSIGNED
   marked to the contrary):                                                                  WILL BE DEEMED TO HAVE VOTED FOR
                                                                                                                          ---
   Gordon M. Burns and Robert S. Rosow (to withhold authority to vote for any                PROPOSALS 1 AND 2 AND TO HAVE APPOINTED
   individual nominees, check the "FOR all nominees" box above and write that                THE PROXIES WHOSE NAMES APPEAR ON THE
   nominee's name in the space provided below.)                                              FACE HEREOF TO VOTE ON SUCH OTHER
                                                                                             MATTERS AS MAY BE PROPERLY BEFORE THEM.
   ________________________________

                                               FOR    AGAINST   ABSTAIN
2. Approval of the Aztar Corporation           [_]      [_]       [_]                        Proxies can only be given by
   2000 Noneemployee Directors Stock                                                         shareholders of record on March 15,
   Option Plan.                                                                              2001: Please sign your name below
                                                                                             exactly as it appears hereon. When
3. With discretionary power upon such                                                        shares of Aztar Stock are held of
   other business as may properly come                                                       record by joint tenants, both should
   before the Meeting or any                                                                 sign. When signing as attorney,
   adjournments or postponements                                                             executor, administrator, trustee or
   thereof.                                                                                  guardian, please give full title as
                                                                                             such. If a corporation, please sign in
                                                                                             full corporate name by president or
                                                                                             other authorized officer. If a
                                                                                             partnership, please sign in partnership
                                                                                             name by authorized person.

          Signature(s)_______________________________________________________________________________       Date____________________
          NOTE: (Please sign as name appears hereon. Joint Owners should each sign. When signing as attorney, executor, administrator trustee, guardian, please give full title as such.).

                             FOLD AND DETACH HERE